               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE
                                 (UNAUDITED)

                                  EXHIBIT 11
                                --------------

                          BASIC EARNINGS PER SHARE


                                                Three Months Ended
                                                    March 31,
                                           ----------------------------
                                               1998            1997
                                           ------------    ------------
Weighted average number of common
 shares outstanding                          11,531,115      11,454,126
                                           ============    ============

Net income                                 $  5,660,775    $  4,757,274
                                           ============    ============

Basic net income per share                 $       0.49    $       0.42
                                           ============    ============


                       SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER COMMON SHARE
                                          (UNAUDITED)

                                           EXHIBIT 11
                                         --------------

                                   DILUTED EARNINGS PER SHARE


                                                Three Months Ended
                                                    March 31,
                                           ----------------------------
                                               1998            1997
                                           ------------    ------------
Weighted average number of common
 shares outstanding                          11,531,115      11,454,126

Shares issuable pursuant to employee
 stock option plans, less shares
 assumed repurchased at the average
 fair value during the period                   508,522         422,998

Shares issuable pursuant to the
 independent director stock option
 plan, less shares assumed repurchased
 at the average fair value during
 the period                                       4,853           4,751
                                           ------------    ------------
Number of shares for computation of
 diluted net income per share                12,044,490      11,881,875
                                           ============    ============

Net income                                 $  5,660,775    $  4,757,274
                                           ============    ============

Diluted net income per share               $       0.47    $       0.40
                                           ============    ============
